UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Background.

On June 13, 2023, the Commonwealth of Pennsylvania Department of State Bureau of Corporations and Charitable Organizations accepted a filing by us to reflect our ownership of SMARTSolution Technologies, Inc. Our CEO Vikram Grover has been appointed Director and President of the business. The filing is attached herein as Exhibit 10.1.

Item 8.01 Other Events

On June 12, 2023, our Board of Directors approved the merger of our ownership interests in our wholly owned partnership SMARTSolution Technologies LP into our wholly owned subsidiary SMARTSolution Technologies, Inc. Accordingly, we are filing required documents with the Commonwealth of Pennsylvania.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1	SMARTSolution Technologies, Inc. Amended Articles – Commonwealth of Pennsylvania
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: June 13, 2023	By:	/s/ Vikram Grover
Vikram Grover